UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 4, 2015
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of The York Water Company was convened May 4, 2015 at the Strand Capitol Performing Arts Center, 50 North George Street, in the City of York, Pennsylvania, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect four (4) Directors to three-year terms of office.

The actions taken by the Shareholders concerning the election of Directors are as follows:

	For		Withheld		Broker Non-votes
Michael W. Gang	4,712,676	Votes	2,119,518	Votes	3,178,993
Jeffrey R. Hines	6,677,749	Votes	154,445	Votes	3,178,993
George W. Hodges	6,673,279	Votes	158,915	Votes	3,178,993
George Hay Kain, III	6,677,447	Votes	154,747	Votes	3,178,993

The following Directors' terms of office continued after the Annual Meeting:

Cynthia A. Dotzel
Robert P. Newcomer
Jeffrey S. Osman
Steven R. Rasmussen
Ernest J. Waters

(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015.

The actions taken by the Shareholders concerning the appointment of Baker Tilly Virchow Krause, LLP independent accountants are as follows:

For Approval	9,824,641	Shares
Against Approval	108,434	Shares
Abstaining From Voting	78,112	Shares
Broker Non-vote	-	Shares

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: May 5, 2015	Kathleen M. Miller
Chief Financial Officer